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                                                                     EXHIBIT 5.1


                      [MORRISON & FOERSTER LLP LETTERHEAD]



                                January 25, 2001


Beyond.com Corporation
3200 Patrick Henry Drive
Santa Clara, CA  95054

     Re: Beyond.com Corporation (the "Company"); Registration Statement on Form S-1

Ladies and Gentlemen:

     We have examined the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-52520) and Amendment No. 1 thereto, each filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of the offer and sale of up to 8,069,588 shares (the "Shares") of our Common Stock par value $0.001 per share (the "Common Stock"). The Shares are to be sold as described in the Registration Statement.

     As counsel to the Company in connection with this transaction, we have examined and relied on such documents, corporate records and other instruments and made such further investigation and inquiry as we have deemed necessary to reach the opinions expressed herein. In making the foregoing examination, we have assumed the genuineness of all signatures on original documents and of all copies submitted to us. Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, it is our opinion that:

     The Shares, when issued and delivered as described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

     We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect as of the date hereof.


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Beyond.com Corporation
January 25, 2001
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. We express no opinion as to matters governed by laws of any jurisdiction other than the substantive laws of the State of Delaware, and the federal laws of the United States of America as in effect on the date hereof.

                                       Very truly yours,



                                       Morrison & Foerster LLP